EMPLOYMENT AGREEMENT
                     --------------------


          By signing below, I, James C. Hull, agree to the terms and conditions of employment by EnviroSource, Inc. (the "Company") set forth in this Employment Agreement (the "Agreement").

          WHEREAS, the Company is relocating its corporate headquarters to Horsham, Pennsylvania;

          WHEREAS, the continuation of my duties requires me to relocate to that area;

          THEREFORE, the Company and I agree as follows:

          1.  Term of Agreement.  My employment by the Company under this
              -----------------
Agreement shall commence on July 1, 1996 and shall end on June 30, 1999 (the "Expiration Date"), unless sooner terminated under Section 5 of this Agreement.

          2.  Nature of Duties.  I shall continue my duties as Vice President &
              ----------------
Chief Financial Officer of the Company. As such, I shall have all of the customary powers and duties associated with that office and those I currently perform. I shall be subject to the Company's supervisory procedures and approval practices, as generally in effect from time-to-time.

          3.  Place of Performance.  I shall be based at Company headquarters in
              --------------------
Horsham, Pennsylvania, except for required travel on the Company's business.

          4.  Compensation and Related Matters.
              ---------------------------------

          (a)  Base Salary.  The Company shall pay me base salary at an annual
               -----------
          rate of $198,000, or such higher amount as it elects to pay me. My base salary shall be paid in conformity with the Company's salary payment practices generally applicable to other executives of the Company.

          (b)  Bonuses.  I shall be eligible for bonuses and other incentive
               -------
          compensation under bonus and incentive compensation plans of the Company generally available to other executives of the Company.

          (c)  Stock Options, Restricted Stock, and Incentive Plans.  I shall be
               ----------------------------------------------------
          eligible to participate in all stock option, restricted stock, and incentive plans generally available to other executives of the Company.

          (d)  Standard Benefits.  During my employment I shall be entitled to
               ------------------
          participate in all employee benefit plans and programs, including paid vacations, generally available to other executives of the Company.

          (e)  Indemnification.  The Company shall extend to me the same
               ---------------
          indemnification arrangements as are generally provided to other executives of the Company.

          (f)  Expenses.  I shall be entitled to receive prompt reimbursement
               --------
          for all reasonable and customary travel and business expenses I incur in connection with my employment, but I must incur and account for those expenses in accordance with the policies and procedures established by the Company.

          (g)  Right to Change Policies.  The Company reserves its right to
               ------------------------
          amend, modify or change its benefit policies and procedures, at any time, without notice.

          5.  Compensation Upon Termination.  If, during the term of this
              ------------------------------
 Agreement, I am terminated without Just Cause or if I resign for Good Reason, I shall be entitled to receive severance pay for up to 18 months at my then base salary rate and medical and dental benefits of the nature then generally being provided to employees of the Company provided I sign a general release in the form attached as Schedule 1 to this Agreement. Such severance pay and benefits shall cease upon my reemployment in a comparable position during such 18 month period. The Company shall have no further obligation to me under this Agreement, except its ongoing indemnification obligation under
 Section 4(e).

          If I fail to execute the release provided to me within 60 days after I am terminated without Just Cause or resign for Good Reason (or, if the Company disputes that I was terminated without Just Cause, within 60 days after an arbitrator first determines that I was terminated without Just Cause), or if I thereafter properly revoke the release, I shall not be entitled to salary continuation payments and benefits under this Section 5. I agree that I shall have no rights or remedies in the event of my termination without Just Cause other than those set forth in this Agreement.

          (a)  Termination for Just Cause.  The Company may terminate my
               --------------------------
          employment for Just Cause at any time without advance notice. "Just Cause" shall mean:

          (i) gross neglect or failure to perform my duties, in either case, after I have been given written notice of such neglect or failure and a reasonable opportunity to cure my default; or

          (ii) acts of fraud, theft of dishonesty on my part; or

          (iii) my conviction of or plea of guilty or nolo contendere to a felony.

          (b)  Resignation For Good Reason:  I may terminate my employment
               ---------------------------
          voluntarily for Good Reason after giving the Company written notice of the grounds for such Good Reason within 30 days of my knowledge of the facts giving rise to such Good Reason to terminate, and allowing the Company the opportunity to cure the circumstances giving rise to Good Reason to terminate within 30 days of receipt of the written notice. "Good Reason" shall mean:

          (i)  a material diminution in my responsibility;

          (ii)  a reduction in my base salary; or

          (iii) a second required relocation of more than 50 miles from the Company's headquarters in Horsham, PA within the term of this Agreement.

          (c)  Company Affiliates:  I acknowledge that the Company's plans may
               ------------------
          result in a change in my employer to an affiliate of the Company. This change alone shall not constitute a termination for "Just Cause" or be grounds for resignation with "Good Cause."

          (d)  Resignation For Other Than Good Reason:  In the event I terminate
               --------------------------------------
          my employment voluntarily, I will (1) give the Company at least 30 days' advance written notice, and (2) be entitled to any accrued, but unpaid base salary and any other unpaid amounts due me through the date of my resignation under Company compensation or benefit programs.

          (e)  Disputes Under This Section.  All disputes relating to this
               ---------------------------
          Agreement, including disputes relating to this Section, shall be resolved by final and binding arbitration under Section 8. For example, if I and the Company disagree as to whether the Company had Just Cause to terminate my employment, we will resolve the dispute through arbitration; the arbitrator will decide whether Just Cause existed.

          6.  Confidentiality.  I acknowledge that I currently possess or will
              ---------------
acquire secret, confidential, or proprietary information or trade secrets concerning the operations, future plans, or business methods of the Company or its affiliates. I agree that the Company would be severely damaged if I used or disclosed this information. To prevent this harm, I am making the promises set forth in this Section 6.

          (a)  Promise Not To Disclose.  I promise never to use or disclose any
               -----------------------
          such information before it has become generally known within the relevant industry through no fault of my own. I agree that this promise shall never expire.

          (b)  Promise Not To Solicit.  To prevent me from inevitably breaking
               ----------------------
          this promise, I further agree that, for a period of two years commencing on the date of my termination of employment for any reason:
          (i) as to any customer or supplier of the Company or its affiliates with whom I had dealings or about whom I acquired proprietary information during my employment, I will not solicit or attempt to solicit the customer or supplier to do business with any person or entity; and (ii) I will not solicit for employment any person who is, or within the preceding six months was, an officer, manager, employee, or consultant of the Company or its affiliates.

          (c)  Promise Not To Engage In Certain Employment.  I agree that for a
               -------------------------------------------
          period of two years commencing on the date of my termination of employment for any reason, I will not accept any employment or engage in any activity, without the written consent of the President of the Company, if the loyal and complete fulfillment of my duties would inevitably require me to reveal or utilize trade secrets or other confidential information which I have promised not to disclose, as reasonably determined by the President of the Company.

          (d)  Promise To Discuss Proposed Actions In Advance.  To prevent the
               ----------------------------------------------
          inevitable use or disclosure of trade secrets or confidential information, I promise that, before I disclose or use information and before I commence employment, solicitations, or any other activity which could possibly violate the promises I have just made, I will discuss my proposed actions with the President of the Company, who will advise me whether my proposed actions would violate these promises.

          7.  Notice.  Notices, demands, and all other communications provided
              ------
for in this Agreement shall be given in writing and shall be deemed to have been given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:

             EnviroSource, Inc.
             Horsham Business Center
             1155 Business Center Drive
             Horsham, PA
             Corporate Secretary

If to me:

             James C. Hull
             3575 Byron Drive
             Doylestown, PA  18901

or to such other address as any party may have furnished to the other by giving notice under this Section, except that notices of change of address shall be effective only upon receipt.

          8.  Arbitration of Disputes.
              -----------------------

          (a)  Arbitrable Disputes.  The Company and I agree to use final and
               -------------------
          binding arbitration to resolve any dispute (an "Arbitrable Dispute") I may have with the Company or any affiliate. This arbitration agreement applies to such things as disputes about the validity, interpretation, or effect of this Agreement, or alleged violations of it.

          (b)  Injunctive Relief.  Notwithstanding Section 8(a), due to the
               -----------------
          irreparable harm that would result from an actual or threatened violation of Section 6 that involves disclosure or use of confidential information, trade secrets, or competition with the Company, I agree that the Company may seek, and shall be entitled to obtain, an injunction prohibiting me from committing such a violation.

          (c)  The Arbitration.  Arbitration shall take place in Philadelphia
               ---------------
          before an experienced employment arbitrator licensed to practice law in Pennsylvania and selected in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. The arbitrator may not modify or change this Agreement in any way.

          (d)  Fees and Expenses.  Each party shall pay the fees of their
               -----------------
          respective attorneys, the expenses of their witnesses, and any other expenses connected with the arbitration, but all other costs of the arbitration, including the fees of the arbitrator, cost of any record or transcript of the arbitration, administrative fees, and other fees and costs shall be paid in equal shares by me and the Company.

          (e)  Exclusive Remedy.  Arbitration in this manner shall be the
               ----------------
          exclusive remedy for any Arbitrable Dispute. Should I or the Company attempt to resolve an Arbitrable Dispute by any method other than arbitration pursuant to this Section, the responding party will be entitled to recover from the initiating party all damages, expenses, and attorneys' fees incurred as a result of that breach.

          9.  Internal Revenue Code Section 280G Limitation.  I agree that my
              ----------------------------------------------
payments and benefits under this Agreement and all other contracts, arrangements, or programs shall not, in the aggregate, exceed the maximum amount that may be paid to me without triggering penalties under Section 280G and related provisions of the Internal Revenue Code, as determined in good faith by the Company's independent auditors. If any benefits must be cut back to avoid triggering such penalties, my benefits shall be cut back in the priority order I designate or, if I fail promptly to designate an order, in the priority order designated by the Company. If an amount in excess of the limit set forth in this Section is paid to me, I will repay the excess amount to the Company upon demand, with interest at the rate provided for in Internal Revenue Code
Section 1274(b)(2)(B). The Company and I agree reasonably to cooperate with each other in connection with any administrative or judicial proceedings concerning the existence or amount of any such penalties with respect to payments or benefits I receive.

          10.  Miscellaneous.  No provisions of this Agreement may be modified,
               -------------
waived, or discharged except by a written document signed by me and a duly authorized officer of the Company. A waiver of any conditions or provisions of this Agreement in a given instance shall not be deemed a waiver of such conditions or provisions at any other time. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law principles. This Agreement shall be binding upon, and shall inure to the benefit of me and my estate and the Company and any successor thereto, but neither this Agreement nor any rights arising under it may be assigned or pledged by me, except to the extent permitted under the terms of the benefit plans in which I participate.

          11.  Validity.  The invalidity or unenforceability of any provisions
               --------
of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

          12.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute the same instrument.

          13.  Entire Agreement.  All oral or written agreements or
               ----------------
representations, express or implied, with respect to the subject matter of this Agreement are set forth in this Agreement.


                                             ENVIROSOURCE, INC.


  Date:11/5/96                            By:/s/ Louis A. Guzzetti, Jr.
  ------------                            -----------------------------
                                          Name:  Louis A. Guzzetti, Jr.
                                          Title: President & CEO


  Date:10/14/96                              /s/ James C. Hull
  -------------                              -----------------
                                                 James C. Hull

                                                 Schedule 1

                                 GENERAL RELEASE
                                 ---------------



          I, the undersigned employee, and ENVIROSOURCE, INC. (the "Company") agree as follows:

          Section 1 -- Benefits
                       --------

          The Company promises to pay or provide to me those payments and benefits set forth in the certain Employment Agreement, dated as of ______, 1996, between me and the Company.


          Section 2 -- Complete Release
                       ----------------

          (a)  In General:  I irrevocably and unconditionally release all the
               ----------
Claims described in subsection (b) that I may now have against the Releasees listed in subsection (d). However, I am not releasing (i) my right to enforce this Release; (ii) any rights or claims under the Age Discrimination in Employment Act that arise after I sign this Release; (iii) my right, if any, to government-provided unemployment benefits; or (iv) any rights I may have to unpaid compensation, or benefits under the Company's standard compensation and benefits programs, such as COBRA benefits (except claims I made which were denied before I signed this Release or any claim I might have for extra benefits as a consequence of payments I receive because of signing this Release).

          (b)  Claims Released:  Subject only to the exceptions just noted, I
               ---------------
am releasing all known and unknown claims, promises, causes of action, or similar rights of any type ("Claims") that I may have with respect to any Releasee listed in subsection (d). These include, but are not limited to, Claims which in any way relate to: (i) my employment with the Company, or the termination of that employment, such as Claims for compensation, bonuses, commissions, lost wages, or unused accrued vacation or sick pay;
(ii) the design or administration of any employee benefit program; (iii) any rights I may have to severance or similar benefits or to post-employment health or group insurance benefits; or (iv) any Claims to attorneys' fees or other indemnities. I understand that the Claims I am releasing might arise under many different laws, including the following examples:

         Anti-Discrimination Statutes, such as the Age Discrimination in
         ----------------------------
         Employment Act and Executive Order 11141, which prohibit age discrimination in employment; Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1866 and Executive Order 11246, which prohibit discrimination based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans
         With Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination against the disabled; and any other federal, state or local laws prohibiting employment discrimination.

         Federal Employment Statutes, such as the WARN Act, which requires
         ---------------------------
         that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974, which, among other things, protects employee benefits; the Fair Labor Standards Act of 1938, which regulates wage and hour matters; the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; and any other federal laws relating to employment, such as veterans reemployment rights laws.

         Other Laws, such as any federal, state, or local laws providing
         ----------
         workers' compensation benefits, restricting an employer's right to terminate employees or otherwise regulating employment; any federal, state or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; any other federal, state, or local laws providing recourse for alleged wrongful discharge, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related claims.

The laws referred to in this subsection include statutes, regulations, other administrative guidance, and common law doctrines.

          (c)  Unknown Claims:  I understand that I am releasing Claims that
               --------------
I may not know about, and that is my intent. I expressly waive all rights I might have under any law which is intended to prevent unknown claims from being released. I understand the significance of doing so.

          (d)  Releasees:  The Releasees are the Company, all related
               ----------
companies, partnerships, or joint ventures, and, with respect to each of them, all of the Company's or such related entities' predecessors and successors, and, with respect to each such entity, all of its past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs), and any other persons acting by, through, under, or in concert with any of the persons or entities listed in this subsection.

          Section 3 -- My Promises
                       -----------

          (a)  Employment Termination:  I agree that my employment with
               ----------------------
the Company and its affiliates has ended or will end forever on the date specified by the Company. I have voluntarily resigned in exchange for the benefits I am receiving because I signed this Release.

          (b)  Pursuit Of Released Claims:  I agree to withdraw with
               ---------------------------
prejudice all complaints or charges, if any, I have filed with any agency or court against EnviroSource or any related person or entity. I represent that I will not in the future file any lawsuit, complaint, or charge against them based on the claims released in this Release.

          (c) Company Property:  I have returned, or by my last day of
              ----------------
work will return, to the Company all files, memoranda, documents, records, copies of the foregoing, credit cards, keys and any other property of the Company or its affiliates in my possession.

          (d)  Taxes:  I am responsible for paying any taxes on amounts I
               -----
receive because I signed this Release and I agree that the Company is to withhold all taxes it determines it is legally required to withhold.

          (e)  Ownership Of Claims:  I have not assigned or transferred any
               -------------------
Claim I am releasing, nor have I purported to do so.

          (f)  Non-Admission Of Liability:  I agree not to assert that this
               --------------------------
Release is an admission of guilt or wrongdoing since the Releasees do not believe or admit that any of them has done anything wrong.

          (g)  No Disparagement:  I agree not to criticize, denigrate, or
               ----------------
disparage any Releasee.

          (h)  False Claims Representations And Promises:  I have
               -----------------------------------------
disclosed to the Company any information I have concerning any conduct involving the Company which I have any reason to believe may be unlawful or to involve any false claims to the United States. I promise to cooperate fully in any investigation the Company undertakes into matters occurring during my employment with the Company. I understand that nothing in this Release prevents me from cooperating with any U.S. government investigation.

          Section 4 -- Consequences Of Violating My Promises
                       -------------------------------------

          (a)  General Consequences:  I agree to pay the reasonable
               --------------------
attorneys' fees and any damages Releasees may incur as a result of my breaching a promise I made in this Release (such as by suing a Releasee over a released Claim) or if any representation I made in this Release was false when made.

          (b)  Challenges To Validity:  Should I attempt to challenge the
               ----------------------
enforceability of this Release, I agree first to deliver a certified check to the Company for all amounts I have received because I signed this Release, plus ten percent interest per annum, and to invite the Company to cancel this Release. If the Company accepts my offer, this Release will be canceled. If it rejects my offer, the Company will notify me and deposit the amount I repaid in an interest-bearing account pending a determination of the enforceability of this Release. If the Release is determined to be enforceable, the Company will pay me the amount in the account. If this Release is not enforceable, the Company or its designee is to retain the account.

          Section 5 -- Consideration Of Release
                       ------------------------

          I acknowledge that, before signing this Release, I was given a period of at least 21 calendar days to review and consider this Release. I further acknowledge that: (a) I took advantage of this period to consider this Release before signing it; (b) I carefully read this Release; (c) I fully understand it; and (d) I am entering into it voluntarily. I further acknowledge that the Company strongly encouraged me to discuss this Release with my attorney (at my own expense) before signing this Release and that, to the extent I deemed it appropriate, I did so.

          Section 6 -- Miscellaneous
                       -------------

          (a)  Entire Agreement:  This is the entire agreement between me
               ----------------
and the Company; it may not be modified or canceled in any manner except by a writing signed by both me and the Company. I acknowledge that the Company has made no promises to me other than those in this Release. If any provision in this Release is found to be unenforceable, all other provisions will remain fully enforceable. It is not necessary that the Company sign this Release for it to become binding upon both me and the Company.

          (b)  Successors:  This Release binds my heirs, administrators,
               ----------
representatives, executors, successors, and assigns, and will inure to the benefit of all Releasees and their respective heirs, administrators, representatives, executors, successors, and assigns.

          (c) Interpretation:  This Release shall be construed as a whole
              --------------
according to its fair meaning. It shall not be construed strictly for or against me, the Company, or any Releasee. Unless the context indicates otherwise, the term "or" shall be deemed to include the term "and" and the singular or plural number shall be deemed to include the other. Captions are intended solely for convenience of reference and shall not be used in the interpretation of this Release. This Release shall be governed by the statutes and common law of the State of [name], excluding its choice of laws statutes or common law.

          Section 7 -- Arbitration Of Disputes.
                       -----------------------

          I agree to use final and binding arbitration to resolve any dispute (an "Arbitrable Dispute") I may have with the Company or any Releasee. This arbitration agreement applies to such things as disputes about the validity, interpretation, or effect of this Release or alleged violations of it, claims of discrimination under federal or state law, or other statutory violation claims. Arbitration shall take place in accordance with the arbitration provisions established in accordance with my existing employment agreement with the Company, which I hereby reaffirm. Arbitration in this manner shall be the exclusive remedy for any Arbitrable Dispute.

  TAKE THIS RELEASE HOME AND READ IT.  CAREFULLY
  CONSIDER ALL PROVISIONS BEFORE SIGNING THIS RELEASE:
  IT INCLUDES A RELEASE OF KNOWN AND UNKNOWN
  CLAIMS.  YOU SHOULD TAKE ADVANTAGE OF THE
  CONSIDERATION PERIOD AND CONSULT YOUR ATTORNEY
  IF YOU WISH.



  Dated ______________       _____________________________
                             Signature

                             _____________________________
                             Print Name

                             ________ - ________ - _______
                             Social Security Number

                           APPENDIX

              EMPLOYMENT TERMINATION CERTIFICATE


  THIS CERTIFICATE MUST BE SIGNED AFTER TERMINATION
  OF EMPLOYMENT AND MUST BE FILED WITH [NAME], AT
  [PLACE] BY [TIME].


          I entered into a Release with [name of company] (the "Company") dated ________. I hereby acknowledge that:

          (1) A blank copy of this Employment Termination Certificate was attached as an Appendix to the Release when it was given to me for my review. I have had more time to consider signing this Certificate than the ample time I was given to consider signing the Release and I may revoke it within seven days after I sign it. I was advised to discuss the Release, including this Certificate, with an attorney before executing either document.

          (2) Most of the benefits payable under the Release and my Employment Agreement (my "Remaining Benefits") become payable only if I sign this Certificate and do not revoke it within seven days after I sign it.

          (3) My employment actually terminated before I signed this Certificate and, in exchange for my Remaining Benefits, I hereby agree that this Certificate will be a part of my Release and that my Release will be construed and applied as if I signed it on the day I signed this Certificate. This extends my release of Claims under the Release to any Claims that arose during the remainder of my employment through the date my employment terminated.

Dated ______________                   _____________________________
                                        Signature

                                        _____________________________
                                        Print Name

                                        ________ - ________ - _______
                                        Social Security Number